EXHIBIT 4.14

Employment agreement and retention award – Mr Gavin R Slater (as Group General Manager, Office of the Chief Executive)

The employment agreement of Mr Gavin R Slater is incorporated by reference to National Australia Bank Limited’s Annual Report on Form 20-F for the fiscal year ended September 30, 2004 as filed with the Commission on January 20, 2005.